UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported) February 26, 2013


                                   GOFF, CORP.
             (Exact name of registrant as specified in its charter)

           Nevada                      333-176509                27-3129919
(State or other jurisdiction          (Commission              (IRS Employer
     of  incorporation)               File Number)          Identification No.)

Carrera 43 A # 1-50, Torre Proteccion
     Piso 6, San Fernando Plaza
         Medellin, Colombia                                        N/A
(Address of principal executive offices)                        (Zip Code)

       Registrant's telephone number, including area code (087) 154-7690

   9 NOF Commercial Centre Industrial Park, Old Mallow Rd, Cork City, Ireland
         (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17
    CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17
    CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the
    Exchange Act (17 CFR 240.13e-4(c))
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ITEM 1.01 ENTRY INTO MATERIAL DEFINITIVE AGREEMENT
ITEM 5.01 CHANGES IN CONTROL OF REGISTRANT
ITEM 5.02 DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

On February 26, 2013, we received resignations from Gary O'Flynn, as President, Chief Executive Officer, Treasurer, Secretary and Director of our company, and Patrick Corkery, as a director of our company. Their resignations were not the result of any disagreements with our company regarding its operations, policies, practices or otherwise. Concurrently with Mr. O'Flynn's and Mr. Corkery's resignations, we appointed Warwick Calasse as President, Chief Executive Officer, Chief Financial Officer, Secretary, Treasurer and as a member to our Board of Directors, effective February 26, 2013.

Also on February 26, 2013, Mr. Calasse acquired an aggregate of 108,750,000 shares of our common stock from Mr. O'Flynn, our former Director and Officer, and Mr. Corkery, our former Director, for an aggregate consideration of $25,000. The funds used for this share purchase were Mr. Calasse's personal funds. Mr. Calasse's 108,750,000 shares amount to approximately 38% of our currently issued and outstanding common stock. In conjunction with the sale of the shares, Mr. O'Flynn and Mr. Corkery each provided us with releases from any debt owed to each, respectively, by our company. Both the share purchase agreement and the release are filed as exhibits to this Current Report on Form 8-K.

WARWICK CALASSE

Mr. Warwick Calasse has an extensive entrepeunerial and operational management background working in the private sector in both the United Kingdom and Southern Africa. From 2006 to 2010, Mr. Calasse held various training and management positions with horse farms and stables in the United Kingdom and Zimbabwe. From 2006 through 2008, he was employed as a trainer at Clare House Stables in Dullingham, Suffolf, United Kingdom. From February 2009 through February 2010, he served as Manager at Sambok Farm, Marondera, Zimbabwe where he managed a staff of 60 and stable of 120 horses. From March to August of 2010, he served as Manager of the Tippits Polo Yard in Midhurst, United Kingdom. Since August, 2010, Mr. Calasse has served as executive officer and director of Raftec Investments, a firm which he owns and controls. Raftec is a chemicals importer located in Harare, Zimbabwe and focusing on foam rubber products and chemicals for the mineral exploration industry. Mr. Calasse is 30 years of age.

We believe that Mr. Calasse is qualified to sit on our board of directors due to his extensive consulting and managing experience.

Our board of directors consists solely of Warwick Calasse. There have been no other transactions since the beginning of our last fiscal year or any currently proposed transactions, in which we are, or plan to be, a participant and the amount involved exceeds $120,000 or one percent of the average of our total assets at year end for the last two completed fiscal years, and in which any related persons had or will have a direct or indirect material interest.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

10.1 Release from Patrick Corkery

10.2 Release from Gary O'Flynn

10.3 Share Purchase Agreement among the Company, Warwick Calasse, Patrick Corkery and Gary O'Flynn

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
                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GOFF, CORP.


/s/ Warwick Calasse
----------------------------------
Warwick Calasse
Director

Date: March 4, 2013


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